Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-261724) of Scully Royalty Ltd. of our report dated April 29, 2024, with respect to the consolidated financial statements of the Company for the year ended December 31, 2023, which is included in this Annual Report on Form 20-F for the year ended December 31, 2024.

Smythe LLP

Chartered Professional Accountants

Vancouver, Canada

April 30, 2025